April 13, 2000

Legg Mason, Inc.
100 Light Street
Baltimore, Maryland  21202

Ladies and Gentlemen:

                  You have requested me, as General Counsel of Legg Mason, Inc. (the "Company"), to render my opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 5,210,000 shares of common stock, par value $.10 per share, of the Company (the "Shares").

                  The Shares will be issued upon the conversion or redemption of the exchangeable shares of Legg Mason Canada Holdings Ltd., a wholly owned subsidiary of the Company existing under the Business Corporations Act (New Brunswick) (the "Exchangeable Shares"). The Exchangeable Shares are to be issued pursuant to the plan of arrangement relating to the acquisition by the Company of Perigee Inc. (the "Plan of Arrangement").

                   I am familiar with the Company's articles of incorporation and by-laws, as amended to date, and I have, or someone under my supervision has, examined the originals, or copies certified or otherwise identified to my satisfaction, of corporate records of the Company, statutes and other instruments and documents as the basis for the opinions expressed herein.

                  Based upon the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares, when issued upon the conversion or redemption of the Exchangeable Shares as provided in the Plan of Arrangement and related documents, will be duly authorized by the Company, validly issued, fully paid and nonassessable.

                  I am admitted to practice in the State of Maryland. The opinions set forth herein are limited to matters of the General Corporation Law of the State of Maryland. I am furnishing this opinion solely for your benefit and, as to certain matters of Maryland law, for the benefit of


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your counsel, Shearman & Sterling. This opinion may not be relied upon by any other person without my express written consent.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein and in the prospectus included in the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by
Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        /s/  Robert F. Price
                                        --------------------
                                        Robert F. Price
                                        General Counsel